Exhibit 10.3
Execution Version
AMENDED AND RESTATED GUARANTY
     THIS AMENDED AND RESTATED GUARANTY (“Guaranty”) is made on April 8, 2008, by Origen Servicing, Inc., a Delaware corporation, Origen Securitization Company, LLC, a Delaware limited liability company, and Origen Financial, Inc., a Delaware corporation (“Guarantors”), in favor of William M. Davidson Trust u/a/d 12/13/04 (“Lender”), to induce Lender to make loans to Origen Financial L.L.C., a Delaware limited liability company (“Borrower”), pursuant to (i) that certain Senior Secured Loan Agreement, of even date herewith between Borrower and Lender, pursuant to which Lender has loaned $46,000,000 to Borrower, and (ii) that certain Amended and Restated Senior Secured Loan Agreement of even date herewith between Borrower and Lender, pursuant to which Lender has loaned an aggregate of $15,000,000 to Borrower (collectively, the “Loan Agreements”), and because Guarantors have determined that executing and delivering this Guaranty is in Guarantors’ interest and to Guarantors’ financial benefit. This Guaranty amends and restates in its entirety the Guaranty dated September 11, 2007 (the “Original Guaranty”) executed by Origen Servicing, Inc., and Origen Financial, Inc., in favor of Lender. Accordingly, the Original Guaranty shall be of no further force or effect.
     GUARANTORS AGREE AS FOLLOWS:
     1. Guarantee. Until such time as the Indebtedness (as defined below) is irrevocably paid-in-full, Guarantors jointly and severally guarantee to Lender the full and prompt payment when due, whether by maturity or otherwise, of the Obligations (as defined in the Loan Agreements) and any other indebtedness or obligations that may now exist or hereafter arise, including any and all costs and expenses (including reasonable attorneys’ fees) incurred or paid by or on behalf of Lender in enforcing its rights under this Guaranty (collectively, the “Indebtedness”). Lender may have immediate recourse against Guarantors for full and immediate payment of the Indebtedness at any time when the Indebtedness, or any portion, has not been paid when due (whether by acceleration or otherwise), subject to applicable grace and cure periods. All payments by Guarantors shall be made in lawful money of the United States of America and in immediately available funds.
     2. Nature of Guarantee. This is a guarantee of payment and not of collection. At any time when the Indebtedness, or any portion thereof, has not been paid when due (whether by acceleration or otherwise), but subject to applicable grace and cure periods, Lender can require that Guarantors pay Lender the amounts owing under this Guaranty immediately, and Lender is not required to collect first from the Borrower, any collateral or any other person liable for the Indebtedness. No delay or stay in any acceleration of the Indebtedness, as against the Borrower, due to the application of any bankruptcy, insolvency or other law or proceeding shall be effective under this Guaranty and Guarantors agrees to pay immediately any amount of the Indebtedness that would be due and payable but for such delay or stay. Guarantors’ liability for payment of the Indebtedness shall be a primary obligation and shall be absolute and unconditional. Guarantors agree that none of the following acts, omissions or occurrences shall diminish or impair the liability of Guarantors in any respect (all of which acts, omissions or occurrences may be done or occur without notice to Guarantors):

     (a) Any extension, modification, indulgence, compromise, settlement or variation of any of the terms of the Indebtedness.
     (b) Any assignment or transfer of any interest in any of the Indebtedness.
     (c) The discharge or release of any obligations of the Borrower or any other person now or hereafter liable on the Indebtedness, by reason of bankruptcy or insolvency laws or otherwise.
     (d) The acceptance or release by Lender of any collateral, security or other guaranty from a Guarantor, the Borrower or any other person, or any settlement, compromise or extension with respect to any such collateral, security or other guaranty.
     (e) The application or allocation by Lender of payments, collections or credits on the Indebtedness.
     (f) The creation of any new Indebtedness by the Borrower.
     (g) The making of a demand, or absence of demand, for payment of the Indebtedness, or giving, or failing to give, any notice of dishonor, protest, presentment or non-payment or any other notice.
     (h) Any failure, omission or delay on the part of the Borrower, Guarantors or any other person now or hereafter liable on the Indebtedness, or anyone claiming by or through any of them, to comply with any instrument or agreement relating to any of the Indebtedness.
     (i) To the extent permitted by law, any release or discharge, by operation of law, of Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.
     (j) Any merger or consolidation of the Borrower, Guarantors or any other person now or hereafter liable on the Indebtedness, into or with any other corporation or other entity, or any sale, lease or transfer of any of the assets of the Borrower or Guarantors to any other person or entity.
     (k) Any other occurrence or circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against Guarantors.
     3. Waivers. Without limiting the generality of the foregoing, Guarantors unconditionally waive (a) any right of subrogation to the rights of Lender against the Borrower until such time as the Indebtedness is fully paid; (b) Lender’s acceptance of this Guaranty; (c) any set-offs or counterclaims against Lender which would otherwise impair Lender’s rights against Guarantors; (d) any demand or notice of any action that Lender takes regarding the Borrower, anyone else, any collateral, or any Indebtedness, which Guarantors might be entitled to by law or under any other agreement; (e) notice of Lender obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Indebtedness or Lender subordinating, compromising, discharging or releasing any security interests, liens or encumbrances; and (f) demand for payment under this Guaranty.

     4. Primary Liability of Guarantors. Each Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the collateral securing the Indebtedness or otherwise and such Guarantor hereby waives the right to require Lender to proceed against Borrower or any other person (including a co-guarantor) or to require Lender to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other guarantor of the Indebtedness for amounts paid under this Guaranty until such time as the Indebtedness has been irrevocably paid in full.
     5. Reinstatement. This Guaranty, and any agreement securing this Guaranty, shall continue to be effective, or shall be automatically reinstated, as the case may be, if at any time payment of all or any part of the Indebtedness is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon, or as a result of, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any substantial part of the Borrower’s property, or for any other reason, all as though such payments had not been made.
     6. Representations and Warranties. Each Guarantor represents and warrants to Lender (i) that it has the full power and authority to enter into this Guaranty and to perform the transactions contemplated herein, (ii) that this Guaranty is binding upon and enforceable against it, in accordance with its terms, and (iii) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which such Guarantor is subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, instrument or other arrangement to which such Guarantor is a party.
     7. Attorneys’ Fees and Costs of Collection. If at any time or times hereafter Lender employs counsel to pursue collection, to intervene, or to sue for enforcement of this Guaranty, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty, then in such event and until paid, all reasonable attorneys’ fees relating thereto shall be an additional liability of the Guarantors to Lender, payable on demand.
     8. Cumulative Rights. All rights of Lender hereunder or otherwise arising under any documents executed in connection with or as security for the Indebtedness are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Lender and without affecting or impairing the liability of the Guarantors.
     9. Miscellaneous.
     (a) This Guaranty shall be construed in accordance with the laws of the State of Michigan, without regard to principles of the conflicts of law that would require the application of the laws of another state.

     (b) This Guaranty shall be binding upon the heirs, successors and assigns of Guarantors, and the rights and privileges of Lender under this Guaranty shall inure to the benefit of its successors and assigns.
     (c) Any amendment of this Guaranty shall be in writing and shall require the signature of Guarantors and Lender. Any waiver or consent to departure from compliance with this Guaranty must be in writing and signed by Lender.
     (d) The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of the remaining provisions of this Guaranty. The use of headings does not limit the terms of this Guaranty.
     (e) Neither this Guaranty, nor the rights and obligations of any Guarantor may be assigned or delegated without the prior written consent of Lender.
     (f) GUARANTORS AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.
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     This Guaranty is dated and effective as of the date stated above.

GUARANTORS:

ORIGEN SERVICING, INC., a Delaware corporation

By: Name:	/s/ Ronald A. Klein Ronald Klein
Title:	Chief Executive Officer

ORIGEN SECURITIZATION COMPANY, LLC, a
Delaware limited liability company

By:	/s/ Ronald A. Klein

Name:	Ronald Klein
Title:	Chief Executive Officer

ORIGEN FINANCIAL, INC., a Delaware corporation

By:	/s/ Ronald A. Klein

Name:	Ronald Klein
Title:	Chief Executive Officer